Certificate of Designation
                    of the Powers, Preferences, Limitations,
                    Restrictions, and Relative Rights of the
                1997-MAJOR Series of Convertible Preferred Stock
                                 $.01 Par Value

              (Under Section 78.195 of the General Corporation Law
                             of the State of Nevada)


      It is hereby certified that:

      I. The name of the corporation is FIDELITY HOLDINGS, INC. (the "Corporation").

      II. Set forth hereinafter is a statement of the powers, preferences, limitations, restrictions and relative rights of shares of the 1997-MAJOR Series of Convertible Preferred Stock hereinafter designated, as contained in a resolution of the Board of Directors of the Corporation, pursuant to a provision of the Articles of Incorporation of the Corporation permitting the designation and issuance of said 1997-MAJOR Series of Convertible Preferred Stock by resolution of the Corporation's Board of Directors:

            1. Designation; Number of Shares.

            The designation of said series of Preferred Stock shall be the 1997-MAJOR Series of Convertible Preferred Stock (the "1997-Major Series"). The number of shares of the 1997-Major Series shall be 900,000.

            2. Dividends.

            The holders of outstanding shares of the 1997-Major Series shall be entitled to receive participating dividends equivalent to any dividend declared for payment on any shares of any Common Stock out of funds of the Corporation legally available therefor when, as and if declared, except that each share of the 1997-Major Series shall receive twice the dividend payable with respect to each share of Common Stock.

            3. Liquidation Rights.

            (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the 1997-Major Series shall be entitled to receive, before any payment or distribution shall be made on the Common Stock or any other series of preferred stock of the Corporation that has a liquidation preference that is junior to that of the 1997-Major Series (collectively with the Common Stock, the "Junior Stock"), out of the assets of the Corporation available for distribution to stockholders, an amount equal to the Liquidation Value per share of the 1997-Major Series (as adjusted for any stock dividends, combinations or splits with respect to such shares) and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the 1997-Major Series, the holders of the Common Stock of the Corporation and any other Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the 1997-Major Series shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of the 1997-Major Series upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of Junior Stock, among the holders of the 1997-Major Series, and any other series of preferred stock of the Corporation that is not Junior Stock, ratably in accordance with their respective liquidation values.

            (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3. Holders of the 1997-Major Series shall not be entitled, upon the liquidation, dissolution or winding-up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

            4. Redemption.

            The shares of the 1997-Major Series may not be redeemed.

            5. Conversion into Common Stock.

            Shares of the 1997-Major Series shall have the following conversion rights and obligations:

            (a) Subject to the further provisions of this paragraph 5, each holder of shares of the 1997-Major Series shall have the right, at any time, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in subparagraph 5(h) below) at the Conversion Rate (which shall be the Initial Converstion Rate, as adjusted to the date of Conversion pursuant to paragraph (d) below). As used herein (i) "Initial Conversion Rate" means the rate of the Applicable Number of Shares of Common Stock divided by 900,000 and (ii) "Applicable Number of Shares of Common Stock" means (A) if the Market Value of 1,800,000 shares of Common Stock on the Issue Date is equal to or greater than $6,000,000, and (B) if the Market Value of 1,800,000 shares of Common Stock on the Issue Date is less than $6,000,000, such number of shares of Common Stock as shall have a Market Value on the Issue Date equal to $6,000,000, with any fraction of a share of Common Stock rounded upwards to the nearest integer..

            (b) On the fifth anniversary of the date of initial issuance of the 1997-Major Series (the "Issue Date"), all outstanding shares of the 1997-Major Series shall automatically be converted into shares of Common Stock at the then-applicable Conversion Rate for such shares.

            (c) The holder of any certificate(s) for shares of the 1997-Major Series desiring to convert any of such shares or whose shares where automatically converted pursuant to the provisions of this paragraph 5 shall surrender such certificate(s), at the principal office of any transfer agent for said stock (the "Transfer Agent"), with a written notice of such election to convert (if such conversion is voluntary) such shares into Common Stock duly completed and executed and, if necessary under the circumstances of such conversion, with such certificate(s) properly endorsed for, or accompanied by duly executed instruments of, transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive a certificate or certificates, which shall be expressed to be fully paid and non-assessable, for the number of shares of Common Stock to which such stockholder shall be entitled upon such conversion, registered in the name of such holder or in such other name or names as such stockholder in writing may specify. In the case of a partial conversion of the 1997-Major Series, the holder of shares of the 1997-Major Series shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of the 1997-Major Series. Nothing herein shall be construed to give any holder of shares of the 1997-Major Series surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of subparagraphs (d) of this paragraph 5 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

            In the case of the exercise of the conversion rights set forth in paragraph 5(a), the conversion privilege shall be deemed to have been exercised, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by such Transfer Agent for conversion of the certificate for such shares of the 1997-Major Series. In the case of the automatic conversion set forth in paragraph 5(b), conversion shall be deemed to have occurred, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, on the fifth anniversary of the Issue Date. The Person entitled to receive Common Stock issuable upon such conversion shall on the date such conversion privilege is deemed to have been exercised and thereafter be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of the 1997-Major Series so converted.

            Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised, and the Person shall be treated as a record holder of shares of Common Stock, on the next succeeding date on which the transfer books are open, but the Conversion Rate shall be that in effect on the date such conversion privilege was exercised. The Corporation shall not be required to deliver certificates for shares of its Common Stock or new certificates for unconverted shares of its 1997-Major Series while the stock transfer books for such respective classes of stock are duly closed for any purpose; but the right of surrendering shares of the 1997-Major Series for conversion shall not be suspended during any period that the stock transfer books of either of such classes of stock are closed.

            Upon the conversion of any shares of the 1997-Major Series, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

            If the Corporation shall at any time be liquidated, dissolved or wound-up, the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

            The Corporation shall not be required, in connection with any conversion of 1997-Major Series, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation shall make a cash payment equal to such fraction multiplied by the Payout Price of the Common Stock determined as hereinafter set forth. The "Payout Price" of the Common Stock for the purpose of computing payments to be made for fractional shares shall be the closing sales price (or if there were no sales, the closing bid price) on the principal stock exchange on which the Common Stock is listed or, if the Common Stock is not listed, the closing bid price in the over-the-counter market. Such price shall be determined as of the close of business on the last business day of each week and such price as so determined shall continue in effect during the next succeeding week. In all other cases, the Payout Price of the Common Stock shall mean the amount determined by the Board of Directors to be the market price based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable law.

            (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

            (i) If the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation,
      (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then, in each such event, the Conversion Rate shall be adjusted proportionately so that the holders of 1997-Major Series shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of 1997-Major Series been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Rate pursuant to this paragraph 5(d)(i) shall become effective immediately upon the effective date of the event or, if earlier, shall become effective retroactive to the record date for the event.

            (ii) If the Corporation shall consolidate or merge with or into any other corporation (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion or change of the outstanding shares of Common Stock), then, unless the right to convert shares of the 1997-Major Series shall have terminated, as part of such consolidation or merger, lawful provision shall be made so that holders of the 1997-Major Series shall thereafter have the right to convert each share of the 1997-Major Series into the kind and amount of shares of stock and/or other securities or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which such shares of the 1997-Major Series might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing paragraph (i). The foregoing provisions of this paragraph (ii) shall similarly apply to successive consolidations and mergers.

            (iii) If the Corporation shall sell or convey to another Person the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of the 1997-Major Series shall thereafter have the right to convert each share of the 1997-Major Series into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

            (e) Whenever the number of shares to be issued upon conversion of the 1997-Major Series is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the 1997-Major Series and the Common Stock, and the Corporation shall mail to each holder of record of the 1997-Major Series notice of such adjusted conversion price.

            (f) If at any time the Corporation shall propose:

            (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

            (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights;

            (iii) any capital reorganization or reclassification of its shares, or the consolidation or merger of the Corporation with another corporation; or

            (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall cause at least fifteen (15) days' prior notice of the date on which (A) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (B) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the 1997-Major Series and for the Common Stock and to the holders of record of the 1997-Major Series.

            (g) So long as any shares of the 1997-Major Series shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

            (h) The term "Common Stock" as used in this paragraph 5 shall mean Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class, other securities and/or property into which the shares of the 1997-Major Series shall at any time become convertible pursuant to the provisions of this paragraph 5.

            (i) The Corporation shall pay the amount of any and all issue taxes which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of the 1997-Major Series, but all transfer taxes that may be payable in respect of any change of ownership of the 1997-Major Series, or any rights represented thereby, or of stock receivable upon conversion thereof, shall be paid by the Person or Persons surrendering such stock for conversion.

            6. Voting Rights.

            Each share of the 1997-Major Series shall entitle its holder to two votes, and with respect to such votes, a holder of shares of the 1997-Major Series shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, and shall be entitled to a notice of any stockholders' meeting in accordance with the By-laws of the Corporation and shall be entitled to vote with holders of Common Stock together as a single class.

            7. Status of Converted Stock.

            In case any shares of the 1997-Major Series shall be converted pursuant to paragraph 5, or otherwise repurchased or reacquired, the shares so converted or otherwise repurchased or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as shares of the 1997-Major Series.

            8. No Preemptive Rights.

            No holder of any shares of the 1997-Major Series, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

            9. Defined Terms.

            As used herein the following terms have the following respective meanings:

            "Conversion Rate" has the meaning assigned to such term in Section 5(a) hereof.

            "Corporation" has the meaning assigned to such term in certification I hereof.

            "Issue Date" has the meaning assigned to such term in paragraph 5(b) hereof.

            "Junior Stock" has the meaning assigned to such term in paragraph 3(a) hereof.

            "Liquidation Value" means $4.00 per share of the 1997-Major Series.

            "Payout Price" has the meaning assigned to such term in paragraph 5(c) hereof.

            "Market Value" means the mean between the closing bid and asked prices per share of the Common Stock over the 20 consecutive trading days prior to the Issue Date.

            "1997-Major Series" has the meaning assigned to such term in paragraph 1 hereof.

            "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

            "Transfer Agent" has the meaning assigned to such term in paragraph 5(c) hereof.

Signed on this ___ day of [_______], 1998.



                                  BRUCE BENDELL


                                  DORON COHEN


                                  YOSSI KOREN